Filed Pursuant to Rule 424(b)(5)
Registration No. 333-192048

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not seeking an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 7, 2014

Prospectus Supplement dated May     , 2014

(to Prospectus dated February 10, 2014)

Chase Issuance Trust

Issuing Entity

Chase Bank USA, National Association

Sponsor, Depositor, Originator, Administrator and Servicer

CHASEseries

$500,000,000 Class A(2014-5) Notes

The issuing entity will issue and sell:	Class A(2014-5) Notes
Principal amount	$500,000,000 (subject to increase)
Interest rate	One-month LIBOR plus % per annum
Interest payment dates	15th day of each calendar month, beginning June 16, 2014
Scheduled principal payment date	April 15, 2019
Legal maturity date	April 15, 2021
Expected issuance date	, 2014
Price to public	$ (or %)
Underwriting discount	$ (or %)
Proceeds to the issuing entity	$ (or %)

The Class A(2014-5) notes are a tranche of the Class A notes of the CHASEseries.

For a description of how the interest rate for the Class A(2014-5) notes is determined see “Transaction Summary” and “Glossary” in this prospectus supplement and “Summary—Interest” in the accompanying prospectus.

The assets of the issuing entity include:

•	Credit card receivables that arise in certain revolving credit card accounts owned by Chase Bank USA, National Association; and

•	The collection account, the excess funding account and any other supplemental accounts, including the interest funding account and the principal funding account.

The assets of the issuing entity may include in the future:

•	Additional credit card receivables that arise in revolving credit card accounts owned by Chase Bank USA, National Association or by one of its affiliates; and

•	One or more collateral certificates, each representing an undivided interest in a securitization special purpose entity whose assets consist primarily of credit card receivables arising in revolving credit card accounts owned by Chase Bank USA, National Association or by one of its affiliates.

Enhancement for the Class A(2014-5) notes is provided in the form of outstanding subordinated notes as described in “Transaction Summary” in this prospectus supplement and in “Summary—Subordination, Credit Enhancement” in the accompanying prospectus.

Neither the SEC nor any state securities commission has approved the Class A(2014-5) notes or determined that this prospectus supplement or the accompanying prospectus is truthful, accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters

J.P. Morgan
RBC Capital Markets
RBS

You should consider the discussion under “Risk Factors” beginning on page 11 of the accompanying prospectus before you purchase any notes.

The notes are obligations of the issuing entity only and are not interests in or obligations of Chase Bank USA, National Association, any of its affiliates or any other person or entity.

The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Underwriting	S-2

Glossary	S-4

Annex I Other Outstanding Classes and Tranches	A-I-1

Annex II Portfolio Information Tables	A-II-2

i

Important Notice about Information Presented in this Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the CHASEseries notes in two separate documents that progressively provide more detail: (a) this prospectus supplement, which will describe the specific terms of the Class A(2014-5) notes and financial and other information about the issuing entity’s assets through March 31, 2014 and (b) the accompanying prospectus, which provides specific information about the CHASEseries notes and general information about all of the notes that may be issued by the issuing entity, some of which may not apply to the Class A(2014-5) notes, and financial and other information about the issuing entity’s assets through December 31, 2013.

This prospectus supplement may be used to offer and sell the Class A(2014-5) notes only if accompanied by the accompanying prospectus.

This prospectus supplement may supplement disclosure in the accompanying prospectus. If the terms of the Class A(2014-5) notes vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the Class A(2014-5) notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and in the accompanying prospectus provide the pages on which these captions are located.

Capital Requirements Regulation

None of Chase Bank USA, National Association, Chase Issuance Trust, the Owner Trustee, the Indenture Trustee or any affiliate makes any representation or agreement that it is undertaking or will have undertaken to comply with the requirements of Articles 404-410 of Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, 2013, known as the Capital Requirements Regulation (“CRR”), which came into effect in all member states of the European Union on January 1, 2014, and replace and in some respects amend Article 122a of Directive 2006/48/EC (as amended by Directive 2009/111/EC), known as Article 122a of the Capital Requirements Directive or CRD Article 122a. As a result, a European Union regulated credit institution (and any other entity required to comply with the CRR and/or any corresponding national implementing measures) seeking to invest in the Class A(2014-5) notes (either on the closing date or thereafter) will generally be unable to satisfy the requirements of the CRR in respect of such investment. Failure to comply with one or more of the requirements set out in the CRR may result in the imposition of a penal capital charge on the notes acquired by applicable noteholders that are subject to the CRR. Prospective noteholders are responsible for analyzing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the notes for investment and compliance with the CRR.

ii

Transaction Summary

Issuing Entity:	Chase Issuance Trust

Sponsor, Depositor, Originator, Administrator and Servicer:	Chase Bank USA, National Association or “Chase USA”

Owner Trustee:	Wilmington Trust Company

Indenture Trustee and Collateral Agent:	Wells Fargo Bank, National Association

Expected Issuance Date:	, 2014

Annual Servicing Fee:	1.5%

Clearance and Settlement:	DTC/Clearstream/Euroclear

Trust Assets:	Receivables originated in VISA® and MasterCard® accounts, including recoveries on charged-off receivables and interchange

Notes Offered by this Prospectus Supplement:	Class A(2014-5)

Principal Amount:	$500,000,000*

Enhancement:	subordination of the Class B notes and the Class C notes

Class A Required Subordinated Amount of Class C Notes:	8.13953% of the adjusted outstanding dollar principal amount of the Class A(2014-5) notes

Class A Required Subordinated Amount of Class B Notes:	8.13953% of the adjusted outstanding dollar principal amount of the Class A(2014-5) notes

Aggregate Outstanding Dollar Principal Amount of CHASEseries notes on Expected Issuance Date (including the Class A(2014-5) notes):	$35,220,000,000*

Aggregate Outstanding Dollar Principal Amount of Class A notes on Expected Issuance Date (including the Class A(2014-5) notes):	$28,985,000,000*

Aggregate Outstanding Dollar Principal Amount of Class B notes on Expected Issuance Date:	$3,090,000,000

Aggregate Outstanding Dollar Principal Amount of Class C notes on Expected Issuance Date:	$3,145,000,000

Interest Rate:	One-month LIBOR plus % per annum**

Interest Accrual Method:	actual/360

Initial LIBOR Determination Date	, 2014**

Interest Payment Dates:	monthly on the 15th (unless the 15th is not a business day, in which case it will be the next business day)

First Interest Payment Date:	June 16, 2014

Scheduled Commencement of Accumulation Period:	April 1, 2018

Scheduled Principal Payment Date:	April 15, 2019

Legal Maturity Date:	April 15, 2021

Price to Public:	$ (or %)

Underwriting Discount:	$ (or %)

Net proceeds from the sale of the Class A(2014-5) notes net of estimated expenses:	$ (or %)

CUSIP/ISIN:	/

*	Subject to increase.
**	For a description of LIBOR and LIBOR Determination Date, see Glossary on page S-4.

iii

Use of Proceeds

The proceeds from the sale of the Class A(2014-5) notes offered by this prospectus supplement will be used to make deposits to the Class C reserve subaccounts for outstanding Class C notes in an aggregate amount of $                     and the remaining proceeds, in the amount of $                     before deduction of issuance expenses, will be paid to Chase USA. The estimated expenses are $                    . Therefore, the proceeds, net of the deposits to the Class C reserve subaccounts and issuance expenses, will be approximately $                    . Chase USA will use the remaining net proceeds for its general corporate purposes.

Underwriting

Subject to the terms and conditions of the underwriting agreement for the offered notes, the issuing entity has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the offered notes opposite its name:

Underwriters	Principal Amount
J.P. Morgan Securities LLC	$
RBC Capital Markets, LLC
RBS Securities, Inc.

Total	$

The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $                     aggregate principal amount of the offered notes if any of the offered notes are not purchased.

The underwriters have advised the issuing entity that the several underwriters propose initially to offer the offered notes to the public at the public offering price on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of                 % of the principal amount of the offered notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of                 % of the principal amount.

After the public offering, the public offering price and other selling terms may be changed by the underwriters.

Each underwriter of the offered notes has represented and agreed that:

•

it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom; and

•

it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of any offered notes in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 does not apply to the issuing entity.

Further, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter of the Class A(2014-5) notes has represented and agreed that from and including the date on which the Prospectus Directive is implemented in the Relevant Member State it has not made and will not make an offer of the Class A(2014-5) notes to the public in that Relevant Member State other than to any legal entity which is a qualified investor as defined in the Prospectus Directive; provided, that no such offer of the Class A(2014-5) notes shall require the issuing entity or an underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of the above paragraph and this paragraph, as applicable, (A) the expression an “offer of the Class A(2014-5) notes to the public” in relation to any Class A(2014-5) notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A(2014-5) notes to be offered so as to enable an investor to decide to purchase or subscribe the Class A(2014-5) notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (B) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State, (C) the expression “2010 PD Amending Directive” means Directive 2010/73/EU and (D) the countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.

In connection with the sale of the offered notes, the underwriters may engage in:

•	over-allotments, in which members of the syndicate selling the offered notes sell more notes than the issuing entity actually sold to the syndicate, creating a syndicate short position;

•	stabilizing transactions, in which purchases and sales of the offered notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•

syndicate covering transactions, in which members of the selling syndicate purchase the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•

penalty bids, by which the underwriter reclaims a selling concession from a syndicate member when any of the offered notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The issuing entity and Chase USA will, jointly and severally, indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities. The issuing entity’s obligation to indemnify the underwriters will be limited to available finance charge collections after making all required payments and required deposits under the indenture.

The issuing entity will receive proceeds of $                     from the sale of the offered notes. This amount represents                 % of the principal amount of those notes and is net of the underwriting discount of $                . The underwriting discount represents             % of the principal amount of those notes. Deposits will be made to Class C reserve subaccounts for outstanding Class C notes in an aggregate amount of $                    . The issuing entity will pay these proceeds to Chase USA which will use the proceeds as described in “Use of Proceeds” in this prospectus supplement. Additional issuance expenses are estimated to be $                    .

J.P. Morgan Securities LLC is a wholly owned subsidiary of JPMorgan Chase & Co. and an affiliate of Chase USA and of JPMorgan Chase Bank, National Association.

Glossary

This prospectus supplement uses defined terms such as those found below. You can find a listing of defined terms used but not defined in this prospectus supplement in the “Glossary of Defined Terms” beginning on page 126 in the accompanying prospectus.

“LIBOR” means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Reuters Screen LIBOR01 Page or on such comparable system as is customarily used to quote LIBOR as of 11:00 a.m., London time, on that date. If this rate does not appear on Reuters Screen LIBOR01 Page or on a comparable system as is customarily used to quote LIBOR, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four major banks selected by the beneficiary of the issuing entity at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of the banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the beneficiary of the issuing entity, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

“LIBOR Determination Date” means (1)         , 2014 for the period from and including the issuance date through but excluding June 16, 2014 and (2) for each interest period thereafter, the second London Business Day prior to each interest payment date on which that interest period commences.

“London Business Day” means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

Annex I

Other Outstanding Classes and Tranches

The following classes and tranches of CHASEseries notes are expected to be outstanding on the issuance date. The information provided in this Annex I is an integral part of the prospectus supplement.

CHASEseries

Class A	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Scheduled Principal Payment Date	Legal Maturity Date
Class A(2004-3)	May 12, 2004	$675,000,000	One Month LIBOR + 0.17%	June 16, 2014	February 15, 2017
Class A(2006-2)	February 22, 2006	$425,000,000	5.16%	February 16, 2016	April 16, 2018
Class A(2006-6)	October 30, 2006	$200,000,000	One Month LIBOR + 0.03%	October 15, 2015	December 15, 2017
Class A(2007-2)	February 21, 2007	$400,000,000	One Month LIBOR + 0.05%	February 15, 2017	April 15, 2019
Class A(2007-3)	February 15, 2007	$450,000,000	5.23%	February 15, 2017	April 15, 2019
Class A(2007-5)	April 11, 2007/ April 26, 2007/ May 22, 2007	$470,000,000	One Month LIBOR + 0.04%	March 15, 2017	March 15, 2019
Class A(2007-7)	May 9, 2007	$215,000,000	One Month LIBOR + 0.02%	June 16, 2014	June 15, 2017
Class A(2007-8)	May 30, 2007	$200,000,000	One Month LIBOR + 0.02%	March 16, 2015	March 15, 2017
Class A(2007-12)	August 1, 2007	$405,000,000	One Month LIBOR + 0.05%	August 15, 2017	August 15, 2019
Class A(2008-2)	February 20, 2008	$1,035,000,000	One Month LIBOR + 0.90%	February 17, 2015	February 15, 2017
Class A(2008-8)	May 16, 2008	$800,000,000	One Month LIBOR + 1.20%	May 15, 2015	May 15, 2017
Class A(2012-1)	May 22, 2012	$1,600,000,000	One Month LIBOR + 0.10%	May 15, 2014	May 16, 2016
Class A(2012-2)	June 5, 2012	$750,000,000	One Month LIBOR + 0.27%	May 15, 2017	May 15, 2019
Class A(2012-3)	June 18, 2012	$1,500,000,000	0.79%	June 15, 2015	June 15, 2017
Class A(2012-4)	July 26, 2012	$1,500,000,000	1.58%	August 15, 2019	August 16, 2021
Class A(2012-5)	September 13, 2012	$1,150,000,000	0.59%	August 17, 2015	August 15, 2017
Class A(2012-6)	September 13, 2012	$700,000,000	One Month LIBOR + 0.13%	August 17, 2015	August 15, 2017
Class A(2012-7)	October 9, 2012	$750,000,000	2.16%	September 15, 2022	September 16, 2024
Class A(2012-8)	November 21, 2012/ December 13, 2012	$1,600,000,000	0.54%	October 15, 2015	October 16, 2017
Class A(2012-9)	November 21, 2012	$350,000,000	One Month LIBOR + 0.15%	October 15, 2015	October 16, 2017
Class A(2012-10)	December 21, 2012	$900,000,000	One Month LIBOR + 0.26%	December 15, 2017	December 16, 2019
Class A(2013-1)	February 21, 2013	$750,000,000	1.30%	February 15, 2018	February 18, 2020
Class A(2013-2)	February 26, 2013	$1,150,000,000	One Month LIBOR + 0.10%	February 17, 2015	February 15, 2017
Class A(2013-3)	April 19, 2013	$625,000,000	One Month LIBOR + 0.28%	April 16, 2018	April 15, 2020
Class A(2013-4)	May 23, 2013/ June 11, 2013	$1,085,000,000	One Month LIBOR + 0.10%	May 15, 2015	May 15, 2017
Class A(2013-5)	May 23, 2013	$400,000,000	0.47%	May 15, 2015	May 15, 2017
Class A(2013-6)	July 18, 2013	$900,000,000	One Month LIBOR + 0.42%	July 16, 2018	July 15, 2020
Class A(2013-7)	September 30, 2013	$775,000,000	One Month LIBOR + 0.43%	September 17, 2018	September 15, 2020
Class A(2013-8)	October 31, 2013	$1,250,000,000	1.01%	October 17, 2016	October 15, 2018
Class A(2013-9)	December 13, 2013	$750,000,000	One Month LIBOR + 0.42%	November 15, 2018	November 16, 2020
Class A(2014-1)	January 27, 2014	$1,750,000,000	1.15%	January 17, 2017	January 15, 2019
Class A(2014-2)	April 2, 2014	$625,000,000	2.77%	March 15, 2021	March 15, 2023
Class A(2014-3)	April 2, 2014	$1,425,000,000	One Month LIBOR + 0.20%	May 16, 2016	May 15, 2018
Class A(2014-4)	April 16, 2014	$925,000,000	Three Month LIBOR + 0.13%	April 15, 2016	April 16, 2018

A-1-1

Class B	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Scheduled Principal Payment Date	Legal Maturity Date
Class B(2007-1)	February 21, 2007	$515,000,000	One Month LIBOR + 0.25%	February 15, 2017	April 15, 2019
Class B(2010-3)	May 26, 2010	$75,000,000	One Month LIBOR + 0.96%	August 15, 2017	August 15, 2019
Class B(2012-1)	May 23, 2012	$750,000,000	One Month LIBOR + 0.55%	May 15, 2015	May 15, 2017
Class B(2012-2)	September 13, 2012	$1,000,000,000	One Month LIBOR + 0.61%	September 15, 2017	September 16, 2019
Class B(2013-1)	December 12, 2013	$750,000,000	One Month LIBOR + 0.70%	December 17, 2018	December 15, 2020

Class C	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Scheduled Principal Payment Date	Legal Maturity Date
Class C(2004-2)	June 30, 2004	$165,000,000	One Month LIBOR + 0.80%	June 16, 2014	February 15, 2017
Class C(2007-1)	February 21, 2007	$405,000,000	One Month LIBOR + 0.46%	February 15, 2017	April 15, 2019
Class C(2010-3)	May 26, 2010	$75,000,000	One Month LIBOR + 1.60%	August 15, 2017	August 15, 2019
Class C(2012-1)	May 23, 2012	$750,000,000	One Month LIBOR + 0.96%	May 15, 2015	May 15, 2017
Class C(2012-2)	September 13, 2012	$1,000,000,000	One Month LIBOR + 0.96%	September 15, 2017	September 16, 2019
Class C(2013-1)	December 12, 2013	$750,000,000	One Month LIBOR + 1.00%	December 17, 2018	December 15, 2020

A-1-2

Annex II

Portfolio Information Tables

The information presented in the tables that follow is current as of March 31, 2014, unless otherwise noted, and incorporates by reference certain reports that we subsequently file with the SEC. We incorporate by reference any monthly reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of the issuing entity prior to the termination of the offering of the notes. Information that we file later with the SEC that is incorporated by reference will automatically update the information in this prospectus supplement.

Delinquency and Loss Experience

The following tables describe the delinquency and loss experience for each of the periods shown for the Trust Portfolio and include all receivables included in the Trust Portfolio as of the date specified in the tables. There can be no assurance that the delinquency and loss experience for the Issuing Entity Receivables will be similar to the historical experience set forth below because, among other things, economic and financial conditions affecting the ability of cardholders to make payments may be different from those that have prevailed during the periods reflected below. Additionally, loss and delinquency percentages for the Trust Portfolio may be reduced as a result of the addition of newly originated receivables which generally have lower delinquency and loss levels in early periods than they do in later periods as the related accounts become more seasoned. The addition of these receivables to the Trust Portfolio increases the outstanding receivables balance for the Trust Portfolio, which is the denominator used to calculate the percentages set forth below. Customer behavior may change in response to requirements of consumer protection laws, such as the CARD Act. For more information on historic delinquencies and losses for the Trust Portfolio, see the information referenced in the static pool data tables starting on page A-II-9 of this prospectus supplement.

A-II-1

Delinquency Experience

Chase Issuance Trust

(dollars in thousands)

	As of March 31,
	2014
	Number of Accounts	Amount of Receivables(1)	Percentage of Total Receivables
Pool Balance	24,951,443	$41,671,536	100.00%

Number of Days Delinquent:
30-59 days	32,201	$184,288	0.44%
60-89 days	20,347	131,022	0.31
90-119 days	17,456	117,864	0.29
120-149 days	13,942	102,335	0.25
150-179 days	13,073	100,590	0.24
180 or more days	174	1,027	0.00

Total	97,193	$637,126	1.53%

	As of December 31,
	2013			2012
	Number of Accounts	Amount of Receivables(1)	Percentage of Total Receivables	Number of Accounts	Amount of Receivables(1)	Percentage of Total Receivables
Pool Balance(2)	24,992,148	$44,955,768	100.00%	25,662,632	$48,968,170	100.00%

Number of Days Delinquent:
30-59 days	36,947	$203,970	0.45%	46,520	$262,045	0.54%
60-89 days	24,346	155,637	0.35	32,570	210,114	0.43
90-119 days	19,830	133,753	0.30	27,070	181,435	0.37
120-149 days	14,635	105,684	0.24	19,574	139,172	0.28
150-179 days	13,345	99,352	0.22	17,590	131,293	0.27
180 or more days	174	982	0.00	169	1,126	0.00

Total	109,277	$699,378	1.56%	143,493	$925,185	1.89%

	As of December 31,
	2011			2010
	Number of Accounts	Amount of Receivables(1)	Percentage of Total Receivables	Number of Accounts	Amount of Receivables(1)	Percentage of Total Receivables
Pool Balance(2)	23,611,648	$47,683,787	100.00%	29,554,010	$61,482,209	100.00%

Number of Days Delinquent:
30-59 days	56,983	$321,087	0.67%	87,238	$523,937	0.85%
60-89 days	39,690	251,091	0.53	65,574	449,412	0.73
90-119 days	33,933	221,694	0.47	59,765	416,055	0.68
120-149 days	29,340	199,006	0.42	53,400	381,497	0.62
150-179 days	26,657	187,690	0.39	49,473	361,261	0.59
180 or more days	168	1,009	0.00	178	1,079	0.00

Total	186,771	$1,181,577	2.48%	315,628	$2,133,241	3.47%

(1)	The amount of receivables reflected includes all principal, finance charge and fee amounts due from cardholders as of the date specified.
(2)	Includes the outstanding amount of the collateral certificate issued by the First USA Credit Card Master Trust and the outstanding amount of receivables in the issuing entity, as applicable. The collateral certificate issued by the First USA Credit Card Master Trust was paid in full and cancelled as of December 16, 2013.

A-II-2

The total credit card receivables in the issuing entity that were delinquent as a percentage of receivables outstanding decreased from 3.47% at December 31, 2010 to 2.48% at December 31, 2011, decreased to 1.89% at December 31, 2012, decreased to 1.56% at December 31, 2013 and decreased to 1.53% at March 31, 2014.

Loss Experience

Chase Issuance Trust

(dollars in thousands)

	Three Months Ended March 31, 2014		Year Ended December 31,
			2013	2012	2011	2010
Average Pool Balance(1)	$41,960,964		$43,941,587	$43,180,753	$47,075,292	$71,277,879
Gross Losses(2)	$347,816		$1,614,818	$1,951,147	$2,828,060	$6,697,770
Recoveries(3)	39,940		226,565	286,600	432,684	597,277

Net Losses(4)	$307,876		$1,388,253	$1,664,547	$2,395,376	$6,100,493
Net Losses as a percentage of Average Pool Balance	2.93	%(5)	3.16%	3.85%	5.09%	8.56%

(1)	Includes the outstanding amount of the collateral certificate issued by the First USA Credit Card Master Trust and the outstanding amount of principal receivables in the issuing entity, as applicable. The collateral certificate issued by the First USA Credit Card Master Trust was paid in full and cancelled as of December 16, 2013.
(2)	Gross Losses are charge-offs of principal receivables. Gross Losses do not include the amount of any reductions in principal receivables due to fraud, returned goods or customer disputes, the amount of which instead results in the reduction of the Transferor Amount. The number of accounts experiencing a loss for the three months ended March 31, 2014 was 59,099.
(3)	Recoveries are amounts received on previously charged-off receivables. Recoveries as a percentage of Gross Losses for the three months ended March 31, 2014 were 11.48% and for each of the years ended December 31, 2013, 2012, 2011 and 2010 were 14.03%, 14.69%, 15.30% and 8.92%, respectively.
(4)	Net Losses are Gross Losses minus Recoveries. Net Losses do not include any reductions in principal receivables due to fraud, returned goods or customer disputes, the amount of which instead results in the reduction of the Transferor Amount. Net Losses as a percentage of Gross Losses for the three months ended March 31, 2014 were 88.52% and for each of the years ended December 31, 2013, 2012, 2011 and 2010 were 85.97%, 85.31%, 84.70% and 91.08%, respectively.
(5)	Annualized.

The net loss percentage for the issuing entity decreased from 8.56% for 2010 to 5.09% for 2011, decreased to 3.85% for 2012, decreased to 3.16% for 2013 and decreased to 2.93% for the three months ended March 31, 2014.

The delinquency and net loss percentages for the Trust Portfolio at any time reflect, among other factors, the quality of the related credit card loans in the Trust Portfolio, the average seasoning of the related revolving credit card accounts in the Trust Portfolio, the success of Chase USA’s collection efforts and general economic conditions.

The Trust Portfolio continues to reflect a well-seasoned portfolio that has good national geographic diversification. Future charge-offs in the Trust Portfolio and overall credit quality for the Trust Portfolio are subject to uncertainties which may cause actual results to differ from current and historical performance. These uncertainties could include the direction and level of credit card loan delinquencies, changes in customer behavior, bankruptcy trends and changes in the bankruptcy law, the rate of unemployment, portfolio seasoning, interest rate movements, and portfolio mix, among others.

A-II-3

Revenue Experience

The revenue experience for the issuing entity for the three months ended March 31, 2014 and for each of the years ended December 31, 2013, 2012, 2011 and 2010 is described in the following table.

The revenue experience for the issuing entity in the following table is calculated on a cash basis. Finance charges, fees and interchange are comprised of monthly periodic finance charges, annual membership fees and other credit card fees, interchange amounts and discounted principal collections from principal receivables arising between June 1, 2009 and June 30, 2010.

Revenue Experience

Chase Issuance Trust

(dollars in thousands)

	Three Months Ended March 31, 2014		Year Ended December 31,
			2013	2012	2011	2010
Finance Charges, Fees and Interchange(1)	1,852,439		$7,838,315	$7,558,845	$8,416,430	$14,422,936
Yield from Finance Charges, Fees and Interchange(2)	17.90	%(3)	17.84%	17.51%	17.88%	20.23%

(1)	Finance Charges, Fees and Interchange include the finance charges, fees and Interchange received with respect to the collateral certificate issued by the First USA Credit Card Master Trust and the outstanding amount of principal receivables in the issuing entity, as applicable. The collateral certificate issued by the First USA Credit Card Master Trust was paid in full and cancelled as of December 16, 2013.
(2)	Yield from Finance Charges, Fees and Interchange is the result of dividing finance charges, fees, interchange amounts and discounted principal collections from principal receivables arising between June 1, 2009 and June 30, 2010, by the Average Pool Balance for the periods indicated.
(3)	Annualized.

The revenue experience will be affected by numerous factors, including the monthly periodic finance charges on the credit card receivables, the amount of the annual membership fees, other fees and interchange amounts, changes in the delinquency and loss rates on the credit card receivables, the percentage of revolving credit card accounts bearing finance charges at promotional rates, changes in the level of delinquencies on the credit card receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges, which may in turn be caused by a variety of factors, including seasonal variations, the availability of other sources of credit and general economic conditions. Accordingly, revenue experience will be affected by future changes in the types of charges and fees assessed by Chase USA on the revolving credit card accounts and on the types of additional revolving credit card accounts added to the issuing entity from time to time.

The revenue experience from periodic finance charges and fees—other than annual fees—depends in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay account balances over several months—as opposed to convenience use, where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases—and upon other credit card related services for which the cardholder pays a fee.

A-II-4

Principal Payment Rates

The following table sets forth the highest and lowest cardholder monthly principal payment rates for the Trust Portfolio during any month in the periods shown and the average of the cardholder monthly principal payment rates for all months in the periods shown. The cardholder monthly principal payment rate for each month is calculated as a percentage of the Pool Balance as of the first day of that month, subject to adjustment for additions and removals of assets that occur in that month. Payment rates shown in the table are based on amounts which are deemed payments of principal receivables with respect to the revolving credit card accounts.

Cardholder Monthly Principal Payment Rates

Chase Issuance Trust

	Three Months Ended March 31, 2014	Year Ended December 31,
Receivables Principal Payment Rate(1)		2013	2012	2011	2010
Lowest Month	25.73%	24.66%	23.67%	22.00%	18.00%
Highest Month	27.87%	28.04%	26.30%	25.11%	23.69%
Monthly Average	27.05%	26.66%	25.26%	24.02%	21.13%

(1)	Based on the Pool Balance, which includes the outstanding principal amount of the collateral certificate issued by the First USA Credit Card Master Trust and the outstanding amount of principal receivables in the issuing entity, as applicable. The collateral certificate issued by the First USA Credit Card Master Trust was paid in full and cancelled as of December 16, 2013.

Composition of Issuing Entity Receivables

As of March 31, 2014:

•	the Issuing Entity Receivables included $41,671,536,348 in total receivables;

•	the accounts in the issuing entity had an average total receivables balance of $1,670, including accounts with a zero balance and an average credit limit of $10,647;

•	the percentage of the aggregate total receivables balance in the Issuing Entity Receivables to the aggregate total credit limit was 15.7%;

•	the average age of the accounts, the receivables of which are in the Issuing Entity Receivables, was approximately 146 months;

•	for the March 2014 monthly period, 4.08% of the accounts in the issuing entity received the minimum payment due and 20.65% of the accounts in the issuing entity received a full balance payment; and

•

of the accounts in the issuing entity, approximately 12.3% related to cardholders with billing addresses in California, 9.4% in New York, 7.8% in Texas, 6.1% in Illinois and 5.7% in Florida; no other single state accounts for more than 5% of the accounts in the issuing entity. Since the largest number of accountholders (based on billing addresses) whose accounts were included in the issuing entity were in California, New York, Texas, Illinois and Florida, adverse economic conditions affecting accountholders residing in these states could affect timely payment by the related accountholders of amounts due on the accounts and, accordingly, the actual rates of delinquencies and losses with respect to the issuing entity.

A-II-5

The following tables summarize the Issuing Entity Receivables in the issuing entity by various criteria as of March 31, 2014. Receivables in the following tables include principal, finance charge and fee receivables held directly by the issuing entity. Because the composition of the Issuing Entity Receivables may change over time, these tables are not necessarily indicative of the composition of the receivables in the issuing entity at any future time.

Composition by Account Balance

Chase Issuance Trust

Account Balance Range	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
Credit Balance	211,938	0.8%	$(37,621,034)	(0.1)%
No Balance	13,436,688	54.0	0	0.0
$0.01 to $5,000.00	8,568,515	34.3	12,141,917,309	29.2
$5,000.01 to $10,000.00	1,604,555	6.4	11,396,701,469	27.4
$10,000.01 to $15,000.00	637,117	2.6	7,770,591,824	18.6
$15,000.01 to $20,000.00	274,927	1.1	4,725,901,724	11.3
$20,000.01 to $25,000.00	131,901	0.5	2,936,424,395	7.0
$25,000.01 to $50,000.00	83,227	0.3	2,565,738,515	6.2
$50,000.01 or More	2,575	0.0	171,882,146	0.4

Total	24,951,443	100.0%	$41,671,536,348	100.0%

Composition by Credit Limit

Chase Issuance Trust

Credit Limit Range	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
$0.00 to $5,000.00	9,171,576	36.8%	$3,135,206,227	7.5%
$5,000.01 to $10,000.00	4,565,998	18.3	6,550,941,144	15.7
$10,000.01 to $15,000.00	4,350,381	17.4	8,122,745,943	19.5
$15,000.01 to $20,000.00	2,622,541	10.5	7,009,865,147	16.8
$20,000.01 to $25,000.00	2,217,063	8.9	7,360,846,640	17.7
$25,000.01 to $50,000.00	1,994,076	8.0	9,119,684,905	21.9
$50,000.01 or More	29,808	0.1	372,246,342	0.9

Total	24,951,443	100.0%	$41,671,536,348	100.0%

Composition by Period of Delinquency

Chase Issuance Trust

Payment Status (Days Contractually Delinquent)	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
Not Delinquent	24,721,010	99.0%	$40,420,701,706	97.1%
Up to 29 Days	133,240	0.5	613,708,309	1.5
30 to 59 Days	32,201	0.1	184,288,460	0.4
60 to 89 Days	20,347	0.1	131,022,364	0.3
90 to 119 Days	17,456	0.1	117,863,236	0.3
120 to 149 Days	13,942	0.1	102,334,611	0.2
150 to 179 Days	13,073	0.1	100,590,196	0.2
180 or More Days	174	0.0	1,027,466	0.0

Total	24,951,443	100.0%	$41,671,536,348	100.0%

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Composition by Account Age

Chase Issuance Trust

Age Range	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
Less than or equal to 6 Months	0	0.0%	$0	0.0%
Over 6 Months to 12 Months	0	0.0	0	0.0
Over 12 Months to 24 Months	0	0.0	0	0.0
Over 24 Months to 36 Months	0	0.0	0	0.0
Over 36 Months to 48 Months	0	0.0	0	0.0
Over 48 Months to 60 Months	507,975	2.0	697,792,339	1.7
Over 60 Months to 120 Months	12,541,835	50.3	19,585,295,898	47.0
Over 120 Months	11,901,633	47.7	21,388,448,111	51.3

Total	24,951,443	100.0%	$41,671,536,348	100.0%

Credit Risk Management

Chase USA primarily uses a proprietary credit scoring model to assess the credit risk of potential and existing cardholders. However, Chase USA is including FICO®1 score information for a random sample of the Trust Portfolio in this prospectus consistent with the credit card industry’s acceptance of FICO scores as a general indicator of credit risk. A FICO score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess an individual’s credit risk. A FICO score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO scores are based on independent third party information, the accuracy of which cannot be verified by Chase USA. FICO scores may vary by credit bureau depending on credit history available at each credit bureau. FICO scores provided by each credit bureau may also vary depending on which version of FICO is used. FICO scores range from approximately 250 to approximately 900. A FICO score purports to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Although FICO scores are generally accepted as having a good ability to rank-order the risk of a wide variety of types of consumer loans, they should not be used to draw inferences about the performance of any individual credit card account or set of accounts. Chase USA has not made, nor will it make, any representation as to the actual performance of the receivables arising in any credit card account or that a particular credit score should be relied upon as a basis for an expectation that the cardholder will repay the receivables arising in any credit card account in accordance with the terms of that account.

[1]	FICO® is a federally registered servicemark of Fair, Isaac & Company.

A-II-7

The following table sets forth FICO scores for a statistically significant random sample of credit card accounts included in the Trust Portfolio for the period shown. The FICO scores set forth below are Experian/Fair Isaac Risk Model (Version 08) scores. Because the composition of the Trust Portfolio is expected to change over time, there can be no assurance that the FICO score distribution for the Trust Portfolio in future periods will be similar to the information set forth below. In addition, FICO scores may change over time, depending on the conduct of the cardholder and changes in credit score technology.

Chase Issuance Trust

FICO® Scores

	As of February 28, 2014
FICO Score Range(1)	Amount of Receivables	Percentage of Total Amount of Receivables
No FICO Score	49,011,468	2.35%
Less Than 600	69,340,550	3.33
600 to 659	169,709,927	8.15
660 to 719	538,263,539	25.84
720 and Above	1,256,830,818	60.33

Total	2,083,156,302	100.00%

(1)	The FICO scores are Experian/Fair Isaac Risk Model (Version 08) scores.

Static Pool Information

Static pool information regarding the Trust Portfolio in the tables that follow forms an integral part of this prospectus supplement. Static pool information consists of net losses, delinquencies, yield, payment rate, percentage of accounts making minimum payments and percentage of accounts making full payments for the issuing entity.

A-II-8

Chase Issuance Trust Portfolio

Static Pool Data

(dollars in thousands)

	2014
Principal Receivables Outstanding	Jan-14	Feb-14	Mar-14
2013
2012
2011
2010
2009	$1,360,512	$1,312,035	$1,306,180
Prior to 2009	40,531,856	39,234,605	38,959,861

Total	$41,892,368	$40,546,640	$40,266,041

Total Receivables Outstanding	Jan-14	Feb-14	Mar-14
2013
2012
2011
2010
2009	$1,398,633	$1,350,487	$1,342,937
Prior to 2009	41,984,960	40,672,623	40,328,599

Total	$43,383,593	$42,023,110	$41,671,536

Net Losses as a percentage of Principal Receivables Outstanding	Jan-14	Feb-14	Mar-14
2013
2012
2011
2010
2009	2.90%	2.84%	2.89%
Prior to 2009	2.91%	2.82%	3.08%
Total	2.91%	2.82%	3.07%

Percentage of Total Receivables Delinquent 30+ Days	Jan-14	Feb-14	Mar-14
2013
2012
2011
2010
2009	1.58%	1.57%	1.52%
Prior to 2009	1.57%	1.58%	1.53%
Total	1.57%	1.58%	1.53%

Yield from Finance Charges, Fees, and Interchange	Jan-14	Feb-14	Mar-14
2013
2012
2011
2010
2009	16.46%	18.47%	19.10%
Prior to 2009	16.93%	18.42%	18.46%
Total	16.91%	18.42%	18.48%

A-II-9

Chase Issuance Trust Portfolio

Static Pool Data

(dollars in thousands)

	2014
Receivables Principal Payment Rate	Jan-14	Feb-14	Mar-14
2013
2012
2011
2010
2009	32.86%	30.77%	33.19%
Prior to 2009	27.71%	25.56%	27.36%
Total	27.87%	25.73%	27.55%

Percentage of Total Accounts making Minimum Payment	Jan-14	Feb-14	Mar-14
2013
2012
2011
2010
2009	4.01%	3.87%	3.83%
Prior to 2009	4.28%	4.15%	4.09%
Total	4.27%	4.14%	4.08%

Percentage of Total Accounts making Full Payment	Jan-14	Feb-14	Mar-14
2013
2012
2011
2010
2009	20.83%	20.83%	21.09%
Prior to 2009	20.68%	20.57%	20.63%
Total	20.69%	20.58%	20.65%

A-II-10

Chase Issuance Trust Portfolio

Static Pool Data

(dollars in thousands)

	2013
Principal Receivables Outstanding (1)	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13
2012
2011
2010
2009	$1,450,228	$1,407,370	$1,392,557	$1,397,067	$1,398,814	$1,403,996	$1,399,295	$1,400,255	$1,382,596	$1,370,390	$1,366,680	$1,412,672
2008	4,665,729	4,537,963	4,482,801	4,480,010	4,474,455	4,479,742	4,458,470	4,450,233	4,395,116	4,345,620	4,327,247	4,440,370
Prior to 2008	39,592,728	38,475,693	38,053,603	38,095,780	38,005,504	37,989,811	37,681,001	37,611,935	37,047,200	36,634,810	36,523,458	37,590,842

Total	$45,708,685	$44,421,026	$43,928,961	$43,972,857	$43,878,773	$43,873,549	$43,538,766	$43,462,423	$42,824,912	$42,350,820	$42,217,385	$43,443,884

Total Receivables Outstanding (1)	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13
2012
2011
2010
2009	$1,491,066	$1,449,255	$1,432,797	$1,437,380	$1,439,812	$1,444,589	$1,439,333	$1,439,832	$1,422,000	$1,409,158	$1,405,702	$1,451,012
2008	4,811,489	4,684,570	4,623,473	4,621,420	4,614,487	4,619,760	4,596,676	4,588,329	4,532,117	4,480,631	4,462,394	4,572,807
Prior to 2008	41,209,184	40,084,622	39,590,229	39,624,401	39,501,244	39,472,562	39,131,854	39,048,303	38,463,577	38,021,397	37,900,777	38,931,949

Total	$47,511,739	$46,218,447	$45,646,499	$45,683,201	$45,555,543	$45,536,911	$45,167,863	$45,076,464	$44,417,694	$43,911,186	$43,768,873	$44,955,768

Net Losses as a percentage of Principal Receivables Outstanding (1)	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13
2012
2011
2010
2009	3.31%	3.40%	3.51%	3.19%	3.41%	3.03%	3.11%	2.88%	2.54%	2.72%	3.04%	3.14%
2008	3.54%	3.63%	3.76%	3.53%	3.48%	3.28%	3.07%	3.11%	2.75%	3.01%	3.19%	3.09%
Prior to 2008	3.35%	3.32%	3.44%	3.50%	3.32%	3.17%	3.00%	3.14%	2.62%	2.80%	2.96%	3.07%
Total	3.37%	3.35%	3.48%	3.49%	3.34%	3.18%	3.01%	3.13%	2.63%	2.82%	2.99%	3.07%

Percentage of Total Receivables Delinquent 30+ Days (1)	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13
2012
2011
2010
2009	1.92%	1.88%	1.77%	1.67%	1.56%	1.57%	1.57%	1.57%	1.59%	1.64%	1.66%	1.58%
2008	2.02%	1.96%	1.86%	1.78%	1.67%	1.65%	1.65%	1.65%	1.68%	1.72%	1.73%	1.70%
Prior to 2008	1.86%	1.85%	1.79%	1.69%	1.60%	1.57%	1.56%	1.53%	1.56%	1.59%	1.60%	1.54%
Total	1.88%	1.86%	1.80%	1.70%	1.60%	1.58%	1.57%	1.54%	1.57%	1.60%	1.62%	1.56%

Yield from Finance Charges, Fees, and Interchange (1)	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13
2012
2011
2010
2009	16.29%	18.29%	19.06%	18.00%	19.09%	19.02%	18.31%	17.67%	17.51%	17.25%	16.89%	18.68%
2008	15.30%	16.71%	16.93%	16.19%	16.77%	16.42%	16.22%	16.04%	16.38%	16.14%	16.03%	17.38%
Prior to 2008	16.75%	18.34%	18.57%	17.74%	18.37%	18.02%	17.85%	17.65%	18.01%	17.97%	17.74%	19.22%
Total	16.59%	18.17%	18.42%	17.59%	18.23%	17.89%	17.70%	17.48%	17.83%	17.76%	17.54%	19.02%

A-II-11

	2013
Receivables Principal Payment Rate (1)	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13
2012
2011
2010
2009	31.70%	29.73%	32.57%	31.13%	33.26%	31.50%	32.77%	31.89%	31.76%	31.98%	30.02%	33.54%
2008	24.93%	23.29%	25.50%	24.44%	26.07%	24.72%	25.83%	25.12%	25.11%	25.32%	23.81%	26.56%
Prior to 2008	26.67%	24.64%	26.83%	25.61%	27.61%	26.37%	27.67%	26.81%	26.91%	27.24%	25.56%	28.01%
Total	26.65%	24.66%	26.87%	25.67%	27.63%	26.37%	27.64%	26.80%	26.88%	27.20%	25.52%	28.04%

Percentage of Total Accounts making Minimum Payment (1)	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13
2012
2011
2010
2009	4.05%	4.08%	4.06%	3.81%	3.95%	3.93%	4.15%	4.08%	4.10%	4.10%	4.00%	4.31%
2008	4.96%	5.02%	4.98%	4.64%	4.84%	4.74%	4.98%	4.90%	4.94%	4.92%	4.79%	5.11%
Prior to 2008	4.45%	4.48%	4.45%	4.17%	4.30%	4.17%	4.40%	4.32%	4.36%	4.35%	4.22%	4.50%
Total	4.49%	4.52%	4.49%	4.20%	4.34%	4.22%	4.45%	4.37%	4.41%	4.40%	4.27%	4.56%

Percentage of Total Accounts making Full Payment (1)	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13
2012
2011
2010
2009	22.19%	22.18%	22.49%	22.61%	22.37%	22.30%	21.96%	21.80%	21.47%	21.23%	21.06%	20.82%
2008	19.98%	20.06%	20.23%	20.39%	20.24%	20.05%	19.80%	19.66%	19.46%	19.27%	19.16%	18.94%
Prior to 2008	21.53%	21.49%	21.56%	21.71%	21.74%	21.58%	21.53%	21.39%	21.23%	21.10%	21.00%	20.92%
Total	21.40%	21.37%	21.46%	21.60%	21.60%	21.44%	21.36%	21.23%	21.05%	20.91%	20.80%	20.71%

(1)	Based on the Pool Balance, which includes the outstanding principal amount of the collateral certificate issued by the First USA Credit Card Master Trust and the outstanding amount of principal receivables in the issuing entity, as applicable. The collateral certificate issued by the First USA Credit Card Master Trust was paid in full and cancelled as of December 16, 2013.

A-II-12

Static Pool Information

Chase Issuance Trust Portfolio

Static Pool Data

(dollars in thousands)

	2012
Principal Receivables Outstanding (1)	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009	$ 1,346,361	$ 1,306,902	$ 1,291,090	$ 1,300,670	$ 1,298,528	$ 1,288,620	$ 1,288,789	$1,292,004	$ 1,277,588	$ 1,448,038	$1,451,099	$1,493,523
2008	4,502,333	4,376,327	4,299,105	4,298,441	4,249,509	4,206,548	4,191,627	4,187,509	4,139,795	4,678,797	4,681,627	4,785,437
2007	4,436,543	4,304,338	4,224,847	4,222,892	4,128,689	4,084,007	4,065,134	4,058,691	4,000,768	4,512,394	4,507,532	4,610,321
Prior to 2007	34,209,180	33,279,152	32,746,168	32,836,882	32,509,210	32,171,302	31,945,391	31,904,584	31,475,669	35,356,948	35,378,902	36,269,113

Total	$44,494,417	$43,266,719	$42,561,210	$42,658,885	$42,185,936	$41,750,477	$41,490,941	$41,442,788	$40,893,820	$45,996,177	$46,019,160	$47,158,394

Total Receivables Outstanding (1)	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009	$ 1,378,816	$ 1,340,469	$ 1,323,931	$ 1,333,514	$ 1,332,780	$ 1,323,131	$ 1,323,273	$1,326,344	$1,312,635	$ 1,487,494	$1,490,960	$1,533,744
2008	4,628,989	4,503,822	4,423,577	4,423,669	4,374,551	4,333,551	4,317,486	4,314,196	4,268,297	4,822,058	4,825,347	4,929,770
2007	4,587,500	4,455,644	4,372,082	4,370,078	4,272,844	4,229,243	4,208,323	4,201,972	4,145,316	4,671,326	4,665,973	4,768,442
Prior to 2007	35,749,347	34,806,909	34,225,744	34,303,126	33,947,173	33,602,655	33,342,621	33,285,507	32,851,936	36,858,470	36,864,531	37,736,214

Total	$46,344,652	$45,106,844	$44,345,334	$44,430,387	$43,927,349	$43,488,581	$43,191,703	$43,128,019	$42,578,184	$47,839,348	$47,846,811	$48,968,170

Net Losses as a percentage of Principal Receivables Outstanding (1)	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009	3.95%	3.87%	4.05%	3.85%	3.82%	3.53%	3.87%	3.50%	3.17%	3.22%	3.34%	3.28%
2008	4.60%	4.12%	4.55%	4.42%	4.04%	3.82%	4.85%	3.61%	3.64%	3.62%	3.56%	3.78%
2007	4.80%	4.21%	4.44%	4.59%	4.38%	3.98%	4.65%	3.66%	3.56%	3.83%	3.47%	3.67%
Prior to 2007	4.15%	3.92%	4.09%	4.13%	3.86%	3.66%	4.56%	3.61%	3.54%	3.42%	3.26%	3.51%
Total	4.25%	3.97%	4.17%	4.19%	3.93%	3.71%	4.58%	3.61%	3.54%	3.47%	3.31%	3.54%

Percentage of Total Receivables Delinquent 30+ Days (1)	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009	2.37%	2.28%	2.18%	2.06%	1.96%	1.96%	1.92%	1.93%	2.01%	2.03%	2.03%	1.97%
2008	2.63%	2.56%	2.42%	2.28%	2.18%	2.17%	2.04%	2.06%	2.15%	2.14%	2.16%	2.06%
2007	2.68%	2.65%	2.55%	2.39%	2.23%	2.22%	2.10%	2.10%	2.18%	2.12%	2.16%	2.09%
Prior to 2007	2.40%	2.38%	2.31%	2.18%	2.07%	2.04%	1.90%	1.88%	1.92%	1.89%	1.92%	1.84%
Total	2.45%	2.42%	2.34%	2.21%	2.09%	2.06%	1.93%	1.92%	1.97%	1.94%	1.97%	1.89%

Yield from Finance Charges, Fees, and Interchange (1)	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009	16.22%	17.74%	18.36%	18.06%	18.48%	18.54%	18.48%	18.10%	16.93%	16.91%	17.50%	17.74%
2008	15.06%	16.11%	16.03%	16.05%	16.10%	15.92%	16.36%	16.43%	15.89%	15.88%	16.48%	16.43%
2007	16.13%	17.23%	17.19%	17.15%	17.19%	17.08%	17.54%	17.58%	17.03%	17.22%	17.81%	17.76%
Prior to 2007	16.56%	17.71%	17.75%	17.78%	17.76%	17.60%	17.92%	18.05%	17.47%	17.60%	18.23%	18.24%
Total	16.35%	17.50%	17.54%	17.55%	17.56%	17.41%	17.74%	17.84%	17.25%	17.37%	17.99%	18.00%

A-II-13

	2012
Receivables Principal Payment Rate (1)	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009	30.94%	29.57%	31.26%	31.03%	32.36%	30.53%	32.00%	32.00%	29.98%	30.92%	30.17%	31.28%
2008	23.64%	22.67%	23.99%	23.74%	24.84%	23.77%	25.01%	25.06%	23.48%	24.15%	23.49%	24.43%
2007	24.62%	23.58%	24.84%	24.62%	26.01%	24.92%	26.21%	26.23%	24.67%	25.46%	24.94%	25.88%
Prior to 2007	25.13%	23.58%	24.90%	24.61%	25.96%	24.93%	26.25%	26.15%	24.70%	25.48%	24.83%	26.01%
Total	25.10%	23.67%	25.00%	24.72%	26.04%	24.98%	26.30%	26.23%	24.74%	25.52%	24.87%	26.00%

Percentage of Total Accounts making Minimum Payment (1)	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009	4.13%	3.99%	3.90%	3.82%	3.92%	3.96%	4.14%	3.99%	3.92%	4.11%	4.03%	4.14%
2008	5.32%	5.15%	5.02%	4.87%	5.01%	5.00%	5.18%	5.00%	4.91%	5.09%	5.02%	5.10%
2007	5.64%	5.44%	5.31%	5.17%	5.20%	5.18%	5.33%	5.15%	5.04%	5.23%	5.11%	5.21%
Prior to 2007	4.89%	4.77%	4.67%	4.51%	4.54%	4.51%	4.63%	4.47%	4.37%	4.52%	4.45%	4.50%
Total	4.99%	4.86%	4.75%	4.60%	4.64%	4.61%	4.74%	4.58%	4.49%	4.64%	4.56%	4.63%

Percentage of Total Accounts making Full Payment (1)	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009	23.52%	23.51%	23.75%	23.84%	23.37%	23.26%	22.83%	22.62%	22.18%	22.59%	22.33%	21.96%
2008	20.66%	20.67%	20.80%	20.98%	20.83%	20.60%	20.34%	20.29%	20.06%	20.44%	20.23%	19.87%
2007	20.02%	20.09%	20.25%	20.39%	20.19%	19.98%	19.71%	19.63%	19.48%	19.89%	19.73%	19.33%
Prior to 2007	22.51%	22.46%	22.54%	22.66%	22.42%	22.29%	22.05%	21.94%	21.75%	22.26%	22.10%	21.77%
Total	22.07%	22.05%	22.14%	22.28%	22.05%	21.89%	21.65%	21.54%	21.34%	21.82%	21.65%	21.31%

(1)	Based on the Pool Balance, which includes the outstanding principal amount of the collateral certificate issued by the First USA Credit Card Master Trust and the outstanding amount of principal receivables in the issuing entity, as applicable. The collateral certificate issued by the First USA Credit Card Master Trust was paid in full and cancelled as of December 16, 2013.

A-II-14

Chase Issuance Trust Portfolio

Static Pool Data

(dollars in thousands)

	2011
Principal Receivables Outstanding (1)	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009	$ 1,474,722	$ 1,431,014	$ 1,414,826	$ 1,280,198	$ 1,295,712	$ 1,300,376	$ 1,311,450	$ 1,332,314	$ 1,320,648	$ 1,326,466	$ 1,345,842	$ 1,383,171
2008	5,110,886	4,958,683	4,860,390	4,361,736	4,360,580	4,368,267	4,405,450	4,479,955	4,450,352	4,471,853	4,523,012	4,614,133
2007	5,183,893	5,009,971	4,905,953	4,397,719	4,386,872	4,379,667	4,404,163	4,466,359	4,423,256	4,434,226	4,473,481	4,559,529
2006	5,532,208	5,355,912	5,227,233	4,674,589	4,678,923	4,674,939	4,702,599	4,764,885	4,729,598	4,742,649	4,770,613	4,853,895
Prior to 2006	34,615,523	33,527,340	32,949,868	29,656,931	29,666,890	29,591,058	29,603,675	29,923,775	29,535,129	29,492,931	29,713,721	30,414,773

Total	$51,917,232	$50,282,920	$49,358,270	$44,371,173	$44,388,977	$44,314,307	$44,427,337	$44,967,288	$44,458,983	$44,468,125	$44,826,669	$45,825,501

Total Receivables Outstanding (1)	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009	$ 1,506,969	$ 1,464,077	$ 1,445,690	$ 1,308,032	$ 1,324,746	$ 1,329,089	$ 1,340,338	$ 1,361,668	$ 1,350,560	$ 1,356,858	$ 1,377,175	$ 1,414,937
2008	5,252,993	5,099,233	4,991,716	4,480,675	4,478,092	4,485,801	4,522,614	4,599,355	4,571,159	4,593,980	4,647,511	4,739,040
2007	5,368,224	5,191,168	5,075,294	4,550,098	4,536,878	4,528,652	4,551,707	4,614,700	4,572,153	4,583,251	4,623,917	4,709,708
2006	5,769,436	5,588,150	5,445,222	4,869,891	4,870,434	4,864,351	4,889,235	4,951,485	4,915,605	4,927,673	4,956,257	5,038,373
Prior to 2006	36,522,043	35,390,681	34,707,409	31,218,805	31,186,866	31,081,226	31,059,440	31,364,720	30,955,199	30,892,786	31,102,452	31,781,729

Total	$54,419,665	$52,733,309	$51,665,331	$46,427,501	$46,397,016	$46,289,119	$46,363,334	$46,891,928	$46,364,676	$46,354,548	$46,707,312	$47,683,787

Net Losses as a percentage of Principal Receivables Outstanding (1)	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009	4.80%	4.96%	4.91%	4.58%	4.81%	4.13%	3.94%	3.91%	3.64%	3.64%	3.70%	3.98%
2008	6.13%	6.29%	6.32%	5.89%	5.82%	5.21%	4.84%	4.83%	4.38%	4.32%	4.44%	4.43%
2007	6.51%	6.91%	6.73%	6.16%	6.29%	5.56%	5.26%	5.25%	4.57%	4.43%	4.52%	4.40%
2006	7.20%	7.36%	6.97%	6.61%	6.48%	5.77%	5.64%	5.41%	4.78%	4.71%	4.93%	4.73%
Prior to 2006	5.72%	5.97%	5.76%	5.35%	5.46%	4.71%	4.60%	4.48%	3.95%	4.06%	3.99%	3.93%
Total	5.97%	6.21%	6.02%	5.60%	5.67%	4.94%	4.78%	4.67%	4.13%	4.18%	4.18%	4.11%

Percentage of Total Receivables Delinquent 30+ Days (1)	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009	2.82%	2.74%	2.57%	2.42%	2.25%	2.21%	2.21%	2.27%	2.31%	2.40%	2.41%	2.39%
2008	3.58%	3.45%	3.20%	2.98%	2.79%	2.70%	2.67%	2.65%	2.69%	2.74%	2.75%	2.67%
2007	3.84%	3.69%	3.43%	3.19%	2.97%	2.89%	2.82%	2.76%	2.81%	2.80%	2.79%	2.74%
2006	4.02%	3.88%	3.64%	3.38%	3.14%	3.04%	2.98%	2.91%	2.96%	2.97%	2.97%	2.91%
Prior to 2006	3.22%	3.13%	2.94%	2.74%	2.54%	2.47%	2.40%	2.35%	2.41%	2.42%	2.41%	2.35%
Total	3.39%	3.29%	3.08%	2.86%	2.66%	2.59%	2.52%	2.48%	2.53%	2.55%	2.54%	2.48%

Yield from Finance Charges, Fees, and Interchange (1)	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009	17.24%	19.04%	19.95%	18.17%	19.47%	19.77%	18.38%	17.71%	17.27%	16.76%	17.03%	17.27%
2008	16.29%	17.54%	17.65%	16.40%	17.22%	17.17%	16.59%	16.28%	16.25%	15.80%	15.95%	15.97%
2007	17.12%	18.55%	18.76%	17.38%	18.20%	18.22%	17.58%	17.34%	17.35%	16.85%	17.07%	17.08%
2006	16.49%	17.97%	18.05%	16.75%	17.66%	17.74%	17.19%	16.84%	16.94%	16.36%	16.45%	16.50%
Prior to 2006	17.54%	19.05%	19.37%	18.05%	18.81%	18.87%	18.18%	17.85%	17.93%	17.52%	17.74%	17.94%
Total	17.25%	18.74%	19.02%	17.69%	18.49%	18.54%	17.87%	17.53%	17.58%	17.14%	17.33%	17.48%

A-II-15

	2011
Receivables Principal Payment Rate (1)	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009	31.31%	29.33%	33.04%	30.87%	32.93%	32.25%	31.75%	31.70%	30.74%	29.93%	29.06%	30.43%
2008	23.17%	21.69%	24.67%	22.94%	24.56%	24.21%	24.09%	23.94%	23.32%	22.61%	21.90%	22.94%
2007	23.69%	22.29%	25.23%	23.54%	25.05%	24.73%	24.62%	24.65%	23.99%	23.31%	22.75%	23.89%
2006	19.64%	18.62%	21.22%	19.74%	21.15%	20.91%	20.92%	20.78%	20.33%	19.71%	19.33%	20.30%
Prior to 2006	24.15%	22.23%	24.97%	23.31%	25.48%	25.23%	25.37%	25.05%	24.70%	24.13%	23.44%	24.92%
Total	23.73%	22.00%	24.80%	23.14%	25.11%	24.83%	24.89%	24.65%	24.21%	23.60%	22.95%	24.29%

Percentage of Total Accounts making Minimum Payment (1)
	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009	3.65%	3.68%	3.72%	3.54%	3.79%	3.84%	3.95%	3.84%	3.94%	3.88%	3.94%	4.31%
2008	4.95%	4.99%	5.05%	4.67%	5.03%	4.97%	5.11%	4.99%	5.14%	5.04%	5.14%	5.54%
2007	5.31%	5.34%	5.62%	5.04%	5.36%	5.28%	5.40%	5.24%	5.40%	5.31%	5.39%	5.90%
2006	6.14%	6.17%	6.39%	5.78%	6.05%	5.95%	6.08%	5.91%	6.06%	5.99%	6.03%	6.51%
Prior to 2006	4.77%	4.82%	4.96%	4.50%	4.66%	4.56%	4.64%	4.55%	4.63%	4.55%	4.59%	4.88%
Total	4.97%	5.01%	5.16%	4.69%	4.90%	4.82%	4.92%	4.80%	4.91%	4.83%	4.88%	5.22%

Percentage of Total Accounts making Full Payment (1)	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009	24.67%	24.70%	24.76%	25.13%	24.91%	24.64%	24.13%	23.87%	23.64%	23.22%	23.19%	23.45%
2008	22.08%	22.15%	21.90%	22.42%	22.36%	21.90%	21.51%	21.40%	21.31%	20.89%	20.80%	20.65%
2007	20.89%	20.97%	20.10%	21.36%	20.72%	20.38%	20.05%	20.04%	19.96%	19.63%	19.59%	19.96%
2006	17.72%	17.86%	17.19%	18.35%	18.16%	17.88%	17.58%	17.58%	17.47%	17.19%	17.16%	17.26%
Prior to 2006	24.47%	24.37%	23.85%	24.62%	24.55%	24.37%	24.07%	24.14%	23.85%	23.51%	23.54%	23.45%
Total	23.04%	23.01%	22.49%	23.32%	23.17%	22.93%	22.61%	22.62%	22.41%	22.07%	22.07%	22.07%

(1)	Based on the Pool Balance, which includes the outstanding principal amount of the collateral certificate issued by the First USA Credit Card Master Trust and the outstanding amount of principal receivables in the issuing entity, as applicable. The collateral certificate issued by the First USA Credit Card Master Trust was paid in full and cancelled as of December 16, 2013.

A-II-16

Chase Issuance Trust Portfolio

Static Pool Data

(dollars in thousands)

	2010
Principal Receivables Outstanding (1)	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009	$ 2,053,148	$ 2,001,520	$ 1,863,007	$ 1,868,001	$ 1,881,401	$ 1,869,400	$ 1,861,481	$ 1,755,966	$ 1,725,099	$ 1,587,799	$ 1,612,744	$ 1,656,933
2008	8,067,156	7,768,902	7,131,501	7,032,654	6,973,684	6,876,558	6,795,180	6,296,574	6,160,457	5,636,014	5,660,622	5,742,149
2007	8,400,787	8,122,733	7,465,271	7,347,142	7,251,759	7,118,913	7,006,097	6,479,430	6,324,621	5,764,772	5,780,887	5,850,205
2006	9,127,811	8,833,297	8,090,692	7,930,257	7,797,313	7,650,297	7,519,474	6,937,290	6,775,556	6,171,058	6,158,951	6,212,491
2005	8,220,642	7,951,063	7,280,554	7,138,890	7,021,457	6,891,387	6,769,194	6,262,842	6,111,417	5,567,494	5,557,291	5,613,622
Prior to 2005	48,741,714	47,252,878	43,500,393	42,839,402	42,110,297	41,350,632	40,556,476	37,310,138	36,327,837	33,081,005	33,057,384	33,608,771

Total	$84,611,258	$81,930,393	$75,331,418	$74,156,346	$73,035,911	$71,757,187	$70,507,902	$65,042,240	$63,424,987	$57,808,142	$57,827,879	$58,684,171

Total Receivables Outstanding (1)	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009	$ 2,110,074	$ 2,063,049	$ 1,918,656	$ 1,924,866	$ 1,942,344	$ 1,930,892	$ 1,917,756	$ 1,803,602	$ 1,769,455	$ 1,626,134	$ 1,650,164	$ 1,692,499
2008	8,360,322	8,067,306	7,395,223	7,296,898	7,238,795	7,142,913	7,039,333	6,506,065	6,357,354	5,806,621	5,826,675	5,899,936
2007	8,798,705	8,520,323	7,813,707	7,690,694	7,591,623	7,456,793	7,318,175	6,748,404	6,578,807	5,986,327	5,996,418	6,055,718
2006	9,644,227	9,345,781	8,541,247	8,372,593	8,231,606	8,079,015	7,917,272	7,282,227	7,102,361	6,456,472	6,435,869	6,476,815
2005	8,708,838	8,434,373	7,706,377	7,556,160	7,429,538	7,293,340	7,141,842	6,587,705	6,418,443	5,834,966	5,816,375	5,860,294
Prior to 2005	52,414,632	50,884,165	46,732,740	45,997,555	45,192,739	44,372,145	43,379,412	39,766,913	38,658,200	35,122,524	35,033,258	35,496,948

Total	$90,036,798	$87,314,997	$80,107,950	$78,838,766	$77,626,645	$76,275,098	$74,713,790	$68,694,916	$66,884,620	$60,833,044	$60,758,759	$61,482,210

Net Losses as a percentage of Principal Receivables Outstanding (1)	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009	3.53%	4.15%	4.93%	5.37%	5.72%	5.57%	5.59%	6.04%	5.57%	5.11%	5.51%	5.64%
2008	9.57%	8.61%	8.85%	8.76%	8.76%	8.21%	7.87%	8.18%	8.01%	7.14%	7.36%	7.23%
2007	12.08%	10.31%	10.16%	10.04%	10.24%	9.29%	8.70%	8.91%	8.57%	7.64%	8.09%	7.81%
2006	13.58%	11.46%	11.23%	11.18%	11.10%	10.44%	9.60%	9.81%	9.38%	8.41%	8.61%	8.43%
2005	12.21%	10.15%	10.21%	9.72%	9.64%	9.24%	8.75%	8.78%	8.46%	7.56%	7.56%	7.42%
Prior to 2005	10.52%	8.76%	9.26%	8.54%	8.38%	7.85%	7.50%	7.75%	7.30%	6.60%	6.71%	6.54%
Total	10.91%	9.21%	9.51%	9.03%	8.95%	8.38%	7.95%	8.18%	7.78%	7.00%	7.16%	6.99%

Percentage of Total Receivables Delinquent 30+ Days (1)	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009	2.82%	3.00%	3.10%	3.12%	3.07%	3.14%	3.19%	3.10%	3.10%	3.14%	3.05%	2.87%
2008	4.64%	4.58%	4.50%	4.43%	4.28%	4.23%	4.19%	4.04%	4.00%	3.97%	3.86%	3.64%
2007	5.40%	5.24%	5.08%	4.93%	4.68%	4.58%	4.53%	4.34%	4.31%	4.29%	4.12%	3.92%
2006	5.96%	5.77%	5.60%	5.41%	5.19%	5.04%	4.97%	4.75%	4.67%	4.62%	4.45%	4.19%
2005	5.22%	5.08%	4.91%	4.78%	4.60%	4.47%	4.37%	4.20%	4.14%	4.08%	3.94%	3.72%
Prior to 2005	4.47%	4.39%	4.23%	4.11%	3.95%	3.87%	3.79%	3.60%	3.57%	3.53%	3.41%	3.22%
Total	4.75%	4.67%	4.51%	4.40%	4.22%	4.13%	4.06%	3.89%	3.82%	3.81%	3.68%	3.47%

Yield from Finance Charges, Fees, and Interchange (1)	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009	19.71%	22.24%	25.11%	23.60%	24.13%	25.05%	23.94%	23.08%	20.60%	19.70%	19.22%	19.56%
2008	17.86%	19.80%	21.56%	20.33%	20.19%	20.62%	20.21%	19.94%	18.79%	18.27%	17.82%	18.18%
2007	19.08%	20.77%	22.27%	20.76%	20.57%	21.07%	20.77%	20.61%	19.50%	19.09%	18.66%	19.09%
2006	17.67%	19.56%	20.93%	19.42%	19.26%	19.72%	19.49%	19.31%	18.52%	18.12%	17.73%	18.21%
2005	17.44%	19.55%	21.15%	19.69%	19.48%	19.84%	19.60%	19.47%	18.70%	18.32%	17.85%	18.43%
Prior to 2005	18.29%	20.84%	22.89%	21.48%	21.27%	21.67%	21.36%	21.17%	20.17%	19.73%	19.23%	20.00%
Total	18.21%	20.50%	22.38%	20.96%	20.78%	21.21%	20.89%	20.68%	19.66%	19.21%	18.74%	19.38%

A-II-17

	2010
Receivables Principal Payment Rate (1)	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009	31.33%	28.82%	33.44%	31.41%	31.98%	31.64%	31.37%	32.00%	30.84%	30.70%	29.44%	31.91%
2008	21.04%	19.37%	22.33%	21.13%	21.70%	21.79%	21.90%	22.60%	22.11%	22.10%	21.24%	23.35%
2007	20.11%	18.59%	21.39%	20.57%	21.45%	21.61%	21.85%	22.65%	22.19%	22.38%	21.64%	23.82%
2006	16.30%	15.16%	17.51%	16.82%	17.49%	17.62%	17.97%	18.59%	18.19%	18.38%	17.80%	19.65%
2005	16.64%	15.32%	17.80%	17.10%	17.78%	17.84%	18.22%	18.86%	18.46%	18.64%	18.01%	19.95%
Prior to 2005	20.49%	18.20%	20.92%	20.18%	21.45%	21.59%	22.22%	22.91%	22.66%	22.96%	22.15%	24.71%
Total	19.94%	18.00%	20.74%	19.93%	20.97%	21.09%	21.55%	22.25%	21.90%	22.12%	21.35%	23.69%

Percentage of Total Accounts making Minimum Payment (1)
	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009	3.17%	3.24%	3.50%	3.41%	3.20%	3.59%	3.65%	3.69%	3.65%	3.60%	3.58%	3.92%
2008	4.85%	4.82%	4.99%	4.55%	4.56%	4.82%	5.03%	5.03%	5.06%	5.01%	4.96%	5.35%
2007	5.23%	5.32%	5.72%	4.96%	5.02%	5.37%	5.55%	5.51%	5.50%	5.42%	5.36%	5.74%
2006	6.32%	6.32%	6.68%	5.91%	5.94%	6.29%	6.47%	6.39%	6.40%	6.34%	6.22%	6.64%
2005	6.11%	6.17%	6.47%	5.71%	5.71%	5.90%	6.04%	5.94%	5.95%	5.88%	5.75%	6.15%
Prior to 2005	5.14%	5.15%	5.33%	4.80%	4.74%	4.82%	4.92%	4.84%	4.85%	4.79%	4.68%	4.96%
Total	5.28%	5.30%	5.54%	4.96%	4.93%	5.11%	5.24%	5.19%	5.19%	5.13%	5.03%	5.36%

Percentage of Total Accounts making Full Payment (1)	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009	25.88%	25.94%	25.93%	25.72%	25.56%	25.81%	25.20%	25.11%	25.08%	24.60%	24.73%	24.63%
2008	21.56%	21.92%	21.69%	21.90%	21.81%	22.18%	22.03%	22.19%	22.34%	22.05%	22.12%	22.00%
2007	19.65%	20.32%	19.36%	20.39%	20.34%	21.13%	20.99%	20.99%	21.12%	20.86%	21.01%	20.88%
2006	16.70%	17.01%	16.29%	17.23%	17.20%	17.83%	17.71%	17.72%	17.76%	17.58%	17.72%	17.67%
2005	17.66%	18.03%	17.35%	18.34%	18.33%	18.51%	18.32%	18.30%	18.33%	18.13%	18.19%	18.10%
Prior to 2005	25.66%	25.61%	25.16%	25.68%	25.85%	26.04%	25.83%	25.96%	25.98%	25.73%	25.77%	25.75%
Total	22.59%	22.79%	22.26%	22.88%	22.95%	23.33%	23.14%	23.21%	23.27%	23.02%	23.09%	23.04%

(1)	Based on the Pool Balance, which includes the outstanding principal amount of the collateral certificate issued by the First USA Credit Card Master Trust and the outstanding amount of principal receivables in the issuing entity, as applicable. The collateral certificate issued by the First USA Credit Card Master Trust was paid in full and cancelled as of December 16, 2013.

A-II-18

Chase Issuance Trust Portfolio

Static Pool Data

(dollars in thousands)

	2009
Principal Receivables Outstanding (1)	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009									$ 1,203,800	$ 1,956,673	$ 2,036,631	$ 2,104,196
2008				$ 1,735,340	$ 1,756,009	$ 4,884,896	$ 8,676,499	$ 9,029,273	8,754,786	8,501,133	8,434,243	8,407,803
2007	$ 6,998,904	$ 6,802,332	$ 6,635,478	6,932,094	8,839,671	8,845,972	8,803,407	8,835,103	8,714,625	8,581,974	8,612,723	8,693,655
2006	10,409,649	10,147,259	9,897,435	9,845,410	9,919,568	9,847,898	9,734,412	9,705,355	9,538,843	9,382,056	9,371,084	9,431,029
2005	9,616,155	9,373,549	9,119,395	9,044,599	9,141,885	9,058,205	8,932,119	8,869,179	8,687,848	8,516,380	8,481,063	8,521,968
2004	7,775,606	7,581,959	7,385,102	7,345,798	7,385,524	7,328,747	7,218,988	7,159,390	6,987,147	6,835,210	6,808,489	6,847,191
Prior to 2004	42,074,631	43,994,906	42,008,950	41,387,321	45,343,043	45,736,856	43,749,455	43,417,974	43,092,721	41,333,965	43,697,456	43,992,085

Total	$76,874,945	$77,900,005	$75,046,360	$76,290,562	$82,385,700	$85,702,574	$87,114,880	$87,016,274	$86,979,770	$85,107,391	$87,441,689	$87,997,927

Total Receivables Outstanding (1)	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009									$ 1,228,756	$ 1,998,499	$ 2,084,947	$ 2,157,130
2008				$ 1,763,617	$ 1,786,175	$ 4,986,191	$ 8,868,518	$ 9,257,656	9,003,298	8,762,041	8,712,452	8,696,449
2007	$ 7,184,198	$ 6,997,686	$ 6,826,636	7,139,421	9,085,755	9,138,573	9,120,967	9,178,338	9,078,764	8,955,777	9,002,147	9,091,819
2006	10,765,302	10,513,920	10,256,431	10,217,416	10,301,776	10,277,374	10,184,969	10,178,786	10,028,986	9,878,951	9,882,741	9,949,633
2005	9,976,988	9,743,092	9,479,498	9,414,729	9,519,399	9,477,897	9,369,949	9,325,738	9,157,984	8,991,335	8,967,905	9,013,682
2004	8,092,103	7,905,390	7,700,158	7,668,261	7,712,495	7,689,410	7,594,518	7,549,860	7,387,331	7,238,763	7,220,698	7,262,615
Prior to 2004	43,690,898	45,787,622	43,765,044	43,193,288	47,379,721	48,089,606	46,183,856	46,030,127	46,000,970	44,307,737	46,956,353	47,274,886

Total	$79,709,489	$80,947,710	$78,027,767	$79,396,732	$85,785,321	$89,659,051	$91,322,777	$91,520,505	$91,886,089	$90,133,103	$92,827,243	$93,446,214

Net Losses as a percentage of Principal Receivables Outstanding (1)	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009									0.01%	1.04%	1.97%	2.77%
2008				0.06%	3.60%	1.95%	3.90%	5.25%	6.11%	6.29%	7.79%	6.93%
2007	5.06%	7.06%	8.40%	9.40%	8.41%	7.96%	7.85%	8.70%	8.11%	9.09%	10.26%	8.30%
2006	8.10%	8.57%	9.40%	10.63%	11.49%	11.58%	11.16%	12.08%	11.23%	10.74%	11.73%	9.14%
2005	6.86%	7.29%	8.08%	9.11%	9.91%	10.18%	9.71%	10.73%	9.87%	9.44%	10.32%	8.06%
2004	6.59%	6.65%	7.53%	8.81%	9.58%	9.55%	9.27%	10.18%	9.60%	9.31%	10.28%	7.74%
Prior to 2004	5.27%	5.44%	6.14%	7.06%	7.32%	7.19%	7.21%	8.05%	7.36%	7.32%	7.89%	6.38%
Total	5.94%	6.35%	7.13%	8.07%	8.36%	8.04%	7.92%	8.73%	8.12%	8.02%	8.81%	7.11%

Percentage of Total Receivables Delinquent 30+ Days (1)	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009									1.98%	2.03%	2.33%	2.56%
2008				2.78%	2.99%	3.42%	3.26%	3.76%	4.17%	4.55%	4.62%	4.72%
2007	5.02%	5.39%	5.64%	5.58%	4.48%	4.64%	4.51%	5.02%	5.42%	5.68%	5.61%	5.63%
2006	5.64%	5.96%	6.22%	6.28%	6.05%	5.97%	5.56%	5.88%	6.09%	6.30%	6.19%	6.23%
2005	4.84%	5.15%	5.42%	5.48%	5.28%	5.22%	4.87%	5.16%	5.34%	5.55%	5.47%	5.48%
2004	4.55%	4.88%	5.12%	5.19%	5.04%	5.01%	4.67%	4.96%	5.17%	5.39%	5.27%	5.29%
Prior to 2004	3.77%	4.02%	4.31%	4.39%	4.00%	3.99%	3.72%	3.99%	4.22%	4.55%	4.49%	4.56%
Total	4.35%	4.61%	4.89%	4.91%	4.52%	4.46%	4.16%	4.48%	4.69%	4.95%	4.90%	4.94%

Yield from Finance Charges, Fees, and Interchange (1)	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009									16.53%	18.23%	19.41%	20.87%
2008				17.73%	20.05%	13.91%	14.29%	13.94%	14.80%	15.65%	16.61%	18.28%
2007	14.53%	15.91%	17.00%	16.15%	16.16%	16.06%	18.28%	18.18%	18.56%	18.85%	19.25%	20.35%
2006	13.86%	14.73%	15.59%	14.75%	15.24%	14.81%	17.20%	16.91%	17.35%	17.56%	17.80%	18.88%
2005	13.44%	14.36%	15.23%	14.34%	14.72%	14.32%	16.68%	16.50%	16.96%	17.20%	17.54%	18.69%
2004	13.43%	14.41%	15.30%	14.36%	14.71%	14.37%	16.64%	16.56%	17.14%	17.47%	18.00%	19.19%
Prior to 2004	13.42%	14.38%	15.29%	14.28%	14.73%	14.31%	16.67%	16.67%	17.21%	17.74%	18.17%	19.72%
Total	13.58%	14.56%	15.47%	14.56%	15.05%	14.54%	16.72%	16.54%	17.08%	17.56%	18.04%	19.44%

A-II-19

	2009
Receivables Principal Payment Rate (1)	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009									28.77%	31.97%	30.74%	33.35%
2008				34.73%	39.49%	23.97%	21.52%	19.92%	20.09%	20.47%	19.46%	21.61%
2007	20.02%	18.51%	21.20%	19.67%	20.14%	19.54%	20.05%	19.51%	19.33%	19.53%	18.56%	20.50%
2006	15.00%	14.16%	16.38%	14.89%	15.69%	15.19%	15.93%	15.48%	15.46%	15.64%	14.95%	16.54%
2005	14.95%	14.07%	16.35%	14.93%	15.69%	15.20%	16.05%	15.60%	15.62%	15.84%	15.18%	16.83%
2004	16.88%	15.62%	18.07%	16.52%	17.40%	16.95%	17.96%	17.51%	17.64%	17.88%	17.18%	19.07%
Prior to 2004	18.33%	16.54%	18.98%	17.52%	19.14%	18.46%	20.29%	20.44%	21.01%	20.37%	19.50%	20.85%
Total	17.49%	16.01%	18.43%	17.16%	18.70%	17.99%	19.22%	19.01%	19.37%	19.35%	18.57%	20.19%

Percentage of Total Accounts making Minimum Payment (1)	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009									3.06%	3.05%	3.09%	3.42%
2008				2.88%	3.38%	6.97%	4.49%	4.61%	4.77%	4.95%	4.88%	5.24%
2007	4.60%	4.57%	5.46%	4.37%	4.52%	6.90%	4.70%	4.73%	5.02%	5.22%	5.22%	5.64%
2006	5.39%	5.42%	6.74%	5.51%	5.83%	8.22%	6.00%	5.87%	6.20%	6.43%	6.35%	6.83%
2005	4.94%	5.14%	6.56%	5.34%	5.61%	7.85%	5.78%	5.64%	6.13%	6.32%	6.19%	6.60%
2004	4.65%	4.85%	6.15%	5.11%	5.37%	7.45%	5.50%	5.38%	5.90%	6.05%	5.91%	6.29%
Prior to 2004	3.59%	3.92%	4.91%	3.99%	4.39%	6.09%	4.50%	4.40%	5.09%	5.28%	5.12%	5.44%
Total	4.21%	4.45%	5.56%	4.48%	4.81%	6.83%	4.93%	4.86%	5.31%	5.46%	5.35%	5.71%

Percentage of Total Accounts making Full Payment (1)	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009									29.42%	27.66%	26.75%	26.15%
2008				34.96%	34.57%	24.35%	22.13%	21.95%	21.87%	21.67%	21.60%	21.57%
2007	20.14%	20.27%	18.93%	21.02%	20.59%	20.03%	19.81%	19.44%	19.73%	19.63%	19.65%	19.60%
2006	15.62%	15.93%	15.83%	17.28%	17.39%	16.99%	16.90%	16.66%	16.88%	16.76%	16.74%	16.70%
2005	14.89%	15.56%	16.12%	17.53%	17.78%	17.55%	17.44%	17.20%	17.83%	17.71%	17.72%	17.66%
2004	16.23%	16.95%	18.26%	19.31%	19.64%	19.37%	19.27%	19.09%	19.78%	19.62%	19.60%	19.55%
Prior to 2004	20.58%	22.10%	22.88%	24.23%	25.92%	25.85%	25.85%	25.81%	26.94%	26.81%	26.98%	26.94%
Total	18.70%	19.68%	20.16%	21.92%	22.71%	22.39%	22.13%	21.97%	22.75%	22.64%	22.74%	22.66%

(1)	Based on the Pool Balance, which includes the outstanding principal amount of the collateral certificate issued by the First USA Credit Card Master Trust, the outstanding principal amount of the collateral certificate issued by the Chase Credit Card Master Trust and the outstanding amount of principal receivables in the issuing entity, as applicable. The collateral certificate issued by the First USA Credit Card Master Trust was paid in full and cancelled as of December 16, 2013. The collateral certificate issued by the Chase Credit Card Master Trust was paid in full and cancelled as of December 15, 2009..

A-II-20

CHASE ISSUANCE TRUST

Issuing Entity

CHASEseries

$500,000,000

Class A(2014-5) Notes

CHASE BANK USA, NATIONAL ASSOCIATION

Sponsor, Depositor, Originator, Administrator and Servicer

PROSPECTUS SUPPLEMENT

Underwriters

J.P. Morgan

RBC Capital Markets

RBS

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the CHASEseries notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and accompanying prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and accompanying prospectus until                 , 2014.